Exhibit 10.4

SERIES A PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES A PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 22, 2018 (the “Effective Date”), by and among:

1.              Luckin Coffee Inc., an exempted company organized under the laws of the Cayman Islands with its company number of [                  ] (the “Company”);

2.              Luckin Coffee Investment Inc., a company incorporated under the laws of the British Virgin Islands, with its company number of [                  ] (the “BVI Company”);

3.              Luckin Coffee (China) Limited (瑞幸咖啡（中国）有限公司), a company incorporated under the laws of Hong Kong, with its company number of [                  ] (the “HK Company”);

4.              Beijing Luckin Coffee Co., Ltd. (瑞幸咖啡（北京）有限公司), a limited liability company incorporated under the laws of the PRC with its registered number of [                  ] (the “Beijing WFOE”);

5.              China Luckin Coffee Co., Ltd. (瑞幸咖啡（中国）有限公司), a limited liability company incorporated under the laws of the PRC with its registered number of [                  ] (the “Xiamen WFOE”);

6.              Tianjin Luckin Coffee Co., Ltd. (瑞幸咖啡（天津）有限公司), a limited liability company incorporated under the laws of the PRC with its registered number of [                  ] (the “Tianjin WFOE”);

7.              Pingtan Luckin Coffee E-Commerce Co., Ltd. (瑞幸咖啡电子商务（平潭）有限公司), a limited liability company incorporated under the laws of the PRC with its registered number of [                  ] (the “Pingtan WFOE”);

8.              Beijing Luckin Coffee Technology Co., Ltd. (北京瑞吉咖啡技术有限公司), a limited liability company incorporated under the laws of the PRC with its registered number of [                  ] (the “VIE Entity”, and together with the Company, the BVI Company, the HK Company, the Beijing WFOE, the Xiamen WFOE, the Tianjin WFOE and the Pingtan WFOE, the “Group Company Parties”);

9.              Zhiya Qian (钱治亚), a citizen of the PRC with identification number of [                  ] (the “Founder A”);

10.       Summer Fame Limited, a company incorporated under the laws of the British Virgin Islands, with its company number of [                  ] (the “Founder A Holdco”);

11.       Min Chen (陈敏), a citizen of the PRC with identification number of [                  ] (the “Founder B”, together with Founder A, collectively the “Founders” and each an “Founder”);

12.       May Bliss Limited, a company incorporated under the laws of the British Virgin Islands, with its company number of [                  ] (the “Founder B Holdco”, together with Founder A, Founder A Holdco, Founder B, the “Founder Parties”, each a “Founder Party”);

13.       Haode Investment Inc., a company incorporated under the laws of the British Virgin Islands, with its company number of [                  ] (“Haode Investment”);

14.       Primus Investments Fund, L.P., a limited partnership incorporated under the laws of the Cayman Islands, with its company number of [                  ] (“Angel Investor A”);

15.       Mayer Investments Fund, L.P., a limited partnership incorporated under the laws of the Cayman Islands, with its company number of [                  ] (“Angel Investor B”);

16.       STAR GROVE GLOBAL LIMITED, a company incorporated under the laws of the British Virgin Islands, with its company number of [                  ] (“Angel Investor C”, together with Angel Investor A, Angel Investor B are referred to herein collectively as the “Angel Investor Parties” and each an “Angel Investor Party”);

17.       Lucky Cup Holdings Limited, a company incorporated and existing under the laws of the Cayman Islands, with its company number of [                  ] ( “Investor A”);

18.       Joy Capital II, L.P., a limited partnership incorporated and existing under the laws of Cayman Islands, with its company number of [                  ] (“Investor B”);

19.       Joy Luck Management Limited, a company incorporated and existing under the laws of Hong Kong, with its company number of [                  ] (“Investor C”); and

20.       Galaxy Shine Limited, a company incorporated and existing under the laws of Hong Kong, with its company number of [                  ] (“Investor D”); and

21.       Carob Investment Pte Ltd, a company incorporated and existing under the laws of Singapore with its company number of [                  ] (“Investor E”, together with Investor A, Investor B, Investor C, Investor D and Haode Investment, the “Investors”).

The Group Company Parties, the Founder Parties, Haode Investment, the Angel Investor Parties and the Investors are referred to collectively herein as the “Parties”, and each individually as a “Party”.

RECITALS

A.                                    The Company was incorporated under the laws of the Cayman Islands on June 16th, 2017 with its registered address at Harneys Services (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

B.                                    The Company proposes to issue and sell certain number of Series A Preferred Shares to the Investors pursuant to the terms and subject to the conditions of this Agreement.

C.                                    The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             Definitions and Interpretation.

1.1    Definitions.

“Affiliate” means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

“Angel Shares” means the Angel-1 Shares and Angel-2 Shares, collectively.

“Angel-1 Shares” means the Company’s angel-1 shares, with the rights and privileges as provided in the Memorandum and Articles.

“Angel-2 Shares” means the Company’s angel-2 shares, with the rights and privileges as provided in the Memorandum and Articles.

“Applicable Laws” means, with respect to any Person, all applicable provisions of all (a) constitutions, treaties, statues, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, and (b) notices, orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day that the banks in the PRC, Hong Kong, Singapore, the Cayman Islands or the British Virgin Islands are required by law or executive order to be closed.

“CFC” means a controlled foreign corporation as defined in the Code.

“Closing Date” means the date of the Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Control” of a given Person means the power of authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at shareholder’s meetings of such Person or power to appoint a majority of the members of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Control Documents” means the documents, each in form and substance satisfactory to Investors, to be entered into between the VIE Entity, its shareholders and certain other Group Companies, which shall grant the Beijing WFOE with effective Control over 100% economic interest in the VIE Entity.

“Conversion Shares” means Ordinary Shares issuable upon conversion of the Preferred Shares, as applicable.

“Director Indemnification Agreement” means the Director Indemnification Agreement to be entered into by and between the Company and the Investor A Director (as defined in the Investors’ Rights Agreement and to be appointed by Investor A) in the form attached hereto as Exhibit D.

“Equity Securities” means any Ordinary Shares and Ordinary Share Equivalents.

“FCPA” means the Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended.

“FCPA Compliance Policy” has the meaning as set forth in the Investors’ Rights Agreement.

“Fundamental Representations” means those representations and warranties of the Group Companies, Haode Investment and Founder Parties set forth in Sections 3.1 (Organization; Good Standing; Qualification), 3.2 (Capitalization and Voting Rights), 3.3 (Group Structure), 3.4 (Authorization), 3.5 (Valid Issuance of Series A Preferred Shares), 3.6 (Consents) and 3.7 (Offering).

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the PRC, any foreign country or any domestic or foreign state, county, city or other political subdivision and their respective local and provincial branches or departments.

“Group” means the Group Companies collectively.

“Group Company” means the Company and its Subsidiaries from time to time (Part A of the Schedule I sets forth all of the Company’s Subsidiaries as of the date of this Agreement) and collectively, the “Group Companies”.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indemnifiable Loss” means, with respect to any Person, any action, claim, dispute, proceeding, cost, damage, deficiency, diminution in value, disbursement, expense, liability, loss, obligation, penalty, Taxes, settlement or judgment of any kind or nature imposed on or otherwise incurred or suffered by such Person.

“Intellectual Property” means any and all (i) works, registered and unregistered copyrights, copyright registrations and applications, moral rights and attribution rights, (ii) know-how, trade secrets, customer lists, patents and patent applications, (iii) processes and procedures, software, firmware, programs and source disks, source codes, designs, composition services, research records, records of invention and test information, (iv) trade names, trade dress, trademarks, and service marks, and registrations and applications therefor, as well as all goodwill associated with and symbolized thereby, (v) internet uniform resource locators, domain names, data, databases and data collections and all rights therein, and (vi) rights of privacy and publicity and rights to personal information.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement to be entered into by and among the Group Company Parties, Haode Investment, the Founder Parties, the Angel Investor Parties and the Investors in the form attached hereto as Exhibit C.

“Investor Director” means the member of the Board of Directors of the Company to be appointed by Investor A in accordance with the provisions of the Investors’ Rights Agreement.

“IP Assets” means all Intellectual Property owned or used by or purported to be owned or used by the Group Companies.

“Key Employees” means the employees listed in Schedule IV.

“Lien” means a mortgage, lien, security interest, pledge, encumbrance or any option (whether consensual, statutory or otherwise) or other contract to enter into any of the foregoing or any power of attorney in respect of any of the foregoing, or third party rights of any kind.

“Material Adverse Effect” means any change, event or effect that (i) is or would reasonably be expected to be materially adverse to the business, assets, financial condition or results of operations or prospects of any Group Company individually or the Group Companies taken together as a whole or (ii) is or would materially impair the validity or enforceability of this Agreement against any Group Company or (iii) is or would be reasonably expected to materially and adversely affect any Group Company’s ability to perform their obligations under this Agreement, any other Transaction Document or the transactions contemplated hereunder or thereunder.

“Memorandum and Articles” means the Amended and Restated Memorandum and Articles of the Company, in the form attached hereto as Exhibit A, as may be amended from time to time.

“Ordinary Share Equivalents” means securities exercisable or convertible into Ordinary Shares, including without limitation the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, with the rights and privileges as provided in the Memorandum and Articles.

“Person” means any individual, corporation, partnership, proprietorship, association, limited liability company, firm, branch, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares” means the Series A Preferred Shares.

“RMB” means the legal currency of the PRC.

“SAFE” means the State Administration of Foreign Exchange or its competent local counterpart.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Series A Preferred Shares” means the Company’s series A preferred shares.

“Subsidiary” means, with respect to any Person (other than a natural person), any other Person directly or indirectly Controlled by such first-mentioned Person.

“Transaction Documents” means, collectively, this Agreement, the Investors’ Rights Agreement, the Memorandum and Articles and any other document or agreement contemplated herein or therein.

“United States” means the United States of America.

“US$” means the legal currency of the United States of America.

1.2       Terms Defined Elsewhere in this Agreement.  The following terms are defined in this Agreement as follows:

“Agreement”	Preamble
“Angel Investor A”	Preamble
“Angel Investor B”	Preamble
“Angel Investor C”	Preamble
“Angel Investor Parties”	Preamble
“Beijing WFOE”	Preamble
“Books and Records”	Section 3.8
“BVI Company”	Preamble
“Claimant”	Section 10.13
“Closing”	Section 2.4
“Closing Date”	Section 2.4
“Company”	Preamble
“Company Personnel”	Section 3.15(ii)
“Disclosing Party”	Section 8.3
“Disclosure Schedule”	Section 3
“Dispute”	Section 10.13
“Effective Date”	Preamble
“Expenses”	Section 10.12
“Financing Terms”	Section 8.1

“Founder”	Preamble
“Founder Parties”	Preamble
“Financial Statements”	Section 3.16
“Group Company Parties”	Preamble
“Haode Investment”	Preamble
“HK Company”	Preamble
“HKIAC”	Section 10.13
“HKIAC Rules”	Section 10.13
“IFRS”	Section 3.16
“Indemnified Party”	Section 9.1
“Indemnifying Party”	Section 9.1
“Investor A”	Preamble
“Investor B”	Preamble
“Investor C”	Preamble
“Investor D”	Preamble
“Investor E”	Preamble
“Investors”	Preamble
“Party” or “Parties”	Preamble
“Permit”	Section 3.1
“Pingtan WFOE”	Preamble
“Prior Round Financing Amount”	Section 3.5 of the Disclosure Schedule
“Respondent”	Section 10.13
“Tianjin WFOE”	Preamble
“Social Insurance”	Section 3.19
“Statement Date”	Section 3.16
“Subscription Price”	Section 2.1
“Subscription Shares”	Section 2.1
“Tax”, “Taxes” and “Taxable”	Section 3.9
“Tax Authority”	Section 3.9
“Tax Returns”	Section 3.9
“VIE Entity”	Preamble
“Xiamen WFOE”	Preamble
“Xizang Trust”	Section 3.2 of the Disclosure Schedule
“Xizang Trust Cooperation Memorandum”	Section 3.2 of the Disclosure Schedule
“Xizang Trust Issue Price”	Section 3.2 of the Disclosure Schedule

1.3       Interpretation

(i)            Directly or Indirectly.  The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(ii)           Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(iii)          Headings.  Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(iv)          Include not Limiting.  “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(v)           Law.  References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, securities exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(vi)          References to Documents.  References to this Agreement include the Schedules and Exhibits, which form an integral part hereof.  A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement.  The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto.  A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(vii)         Time.  If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day.

(viii)        Writing.  References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(ix)          Language.  This Agreement is drawn up in the English language.  If this Agreement is translated into any language other than English, the English language text shall prevail.

(x)           Reference to Parties.  A reference to a Party, unless the context otherwise requires, includes a reference to that Party’s legal personal representatives, successors and permitted assigns.

(xi)          Knowledge.  A reference to “the knowledge of the Founder Parties and Group Companies” includes, without limitation, the knowledge, information and belief of each Founder Party, Haode Investment, each Angel Investor Party and each Group Company, the directors and senior management personnel of each Group Company, and is deemed to include the knowledge, information and belief which such persons would have if each of them had made all reasonable enquiries.

2.             Subscription and Issuance of Shares

2.1       Issuance of Subscription Shares. Subject to the terms and conditions of this Agreement, each of the Investors hereby agrees to subscribe at the Closing and the Company hereby agrees to allot and issue to each of the Investors at the Closing, such number of Series A Preferred Shares as set forth opposite the name of such Investor (the “Subscription Shares”) at the per share price of US$367.183. The price of purchase payable by an Investor (the “Subscription Price”) is as set forth opposite the name of such Investor in Schedule II.  The Subscription Shares, when issued at the Closing, will comprise such percentage of the Company’s allotted and issued share capital on a fully-diluted and as converted basis as set forth opposite the name of each Investor. Schedule V sets forth the capitalization table of the Company immediately before the Closing, and Schedule VI sets forth the capitalization table of the Company immediately after the Closing.

2.2       Reclassification and Issuance of Angel Shares Upon the Closing. At the Closing: (i) the 250,000 Ordinary Shares held by Angel Investor A shall be redeemed by the Company; (ii) 1,000,000 Angel-1 Shares and 600,000 Angel-2 Shares shall be reserved by the Company in its share capital; (iii) the Company shall issue 375,000 Angel-1 Shares to Angel Investor A, (iv) the Company shall issue 393,750 Angel-1 Shares to Angel Investor B, (v) the Company shall issue 147,000 Angel-1 Shares to Angel Investor C, and (vi) the Company shall issue 513,000 Angel-2 Shares to Haode Investment. Except as disclosed in Section 3.5 of the Disclosure Schedule, each of the Angel Investors shall have paid its subscription price for the foregoing Angel Shares in full to the Company by the Closing.

2.3       Payment of Subscription Price.  The Subscription Price shall be paid in available US$ by the Investors to the bank account as designated by the Company on the date of the Closing, unless otherwise agreed by the Company and the Investors.

2.4       Closing.  The consummation of the subscription and issuance of the Series A Preferred Shares pursuant to Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures on June 29, 2018 (the “Closing Date”).

2.5       Closing Deliveries

At the Closing, the Company shall deliver (or cause to be delivered) to each Investor, in addition to all other closing deliveries set forth in Section 5 and Section 6, pursuant to Section 2.1:

(i)            a copy of the Register of Members of the Company, duly certified by the registered agent of the Company, updated to reflect the subscription of the Subscription Shares by each of the Investors;

(ii)           a copy of duly executed share certificate issued in the name of such Investor representing the Subscription Shares being issued to the Investor at the Closing, with the original (duly executed for and on behalf of the Company) to be delivered to the Investors within ten (10) Business Days after the Closing;

(iii)          a copy of the Register of Directors of the Company evidencing the appointment of the Investor Director;

(iv)          a copy of the Memorandum and Articles duly adopted by the Company’s Board and shareholders in the form attached hereto as Exhibit A, with evidence of the filing of such adopted Memorandum and Articles with the Registrar of Companies in the Cayman Islands to be delivered to the Investors within ten (10) Business Days after the Closing;

(v)           a copy of the Investors’ Rights Agreement duly executed by the Company, the Founder Parties and the Angel Investor Parties in the form attached hereto as Exhibit C;

(vi)          a copy of the Director Indemnification Agreement duly executed by the Company in the form attached hereto as Exhibit D; and

(vii)         a certificate duly executed by one director of the Company (a) stating that the conditions specified in Section 5 have been fulfilled as of the Closing and (b) attaching thereto copies of all resolutions that shall approve the transactions contemplated under the Transaction Documents, including without limitation, (i) the adoption of the Memorandum and Articles in the form attached hereto as Exhibit A, (ii) the adoption of the Investors’ Rights Agreement in the form attached hereto as Exhibit C, and (iii) the adoption of the Director Indemnification Agreement in the form attached hereto as Exhibit D.

3.             Representations and Warranties of the Group Company Parties, Haode Investment and the Founder Parties.

The Group Company Parties, Haode Investment and the Founder Parties hereby jointly and severally represent and warrant to the Investors that each of the following statements is true, complete and accurate as of the date of this Agreement and the Closing (other than as otherwise provided in this Agreement, or fairly, accurately and specifically qualified or excepted in the Disclosure Schedule attached hereto as Exhibit B (the “Disclosure Schedule”):

3.1       Organization; Good Standing; Qualification.

(i)            Each Group Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its establishment. Schedule V sets forth a true, complete and accurate capitalization table of the Company immediately before the Closing, and Schedule VI sets forth a true, complete and accurate capitalization table of the Company immediately after the Closing.

(ii)           Each Group Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and is duly qualified to transact business in each jurisdiction in which it operates its business.

(iii)          Each of Founder A Holdco, Founder B Holdco and Haode Investment is duly organized, validly existing and in good standing under the laws of the jurisdiction of its establishment.  Each of the Company, the HK Company and the BVI Company is a holding company and save for their holding of the share capital in the relevant Subsidiaries, none of them has carried out any business since the date of its incorporation and does not have any assets or liabilities. For the avoidance of doubt, if the HK Company carries out any business after the Closing, it shall not be deemed as a violation of this Section.

(iv)          Except as disclosed in Section 3.1 of the Disclosure Schedule, each Group Company has obtained all permits, licenses necessary for the effective operation of its business.

3.2       Capitalization and Voting Rights.

(i)            The capitalization of the Company immediately before the Closing will consist of 50,000,000 authorized Ordinary Shares, among which 1,000,000 Ordinary Shares are issued and outstanding. The capitalization of the Company immediately after the Closing will consist of (i) 46,400,000 authorized Ordinary Shares, among which 750,000 Ordinary Shares are issued and outstanding; (ii) 1,000,000 Angel-1 Shares, among which 915,750 Angel-1 Shares are issued and outstanding; (iii) 600,000 Angel-2 Shares, among which 513,000 Angel-2 Shares are issued and outstanding; (iv) 2,000,000 Series A Preferred Shares, among which 544,688 Series A Preferred Shares are issued and outstanding.

(ii)           There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or other third party rights of any kind, proxy or shareholders agreements or agreements of any kind for the purchase, exchange or acquisition of any Group Company of any of their securities.

(iii)          The Company is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any equity interest held by its shareholders or to purchase or otherwise acquire or retire any of its other outstanding securities.

3.3       Group Structure. Part A of Schedule I sets forth a true, complete and accurate list of all of the Company’s Subsidiaries and their respective registered capital and paid-in capital as of the date of this Agreement (for the avoidance of doubt, the Subsidiaries in the list shall not include branch companies of the Group Companies). Part B of Schedule I sets forth a true, complete and accurate group structure chart of the Group Companies showing the shareholding and Control relationships among the Group Companies as of the date of this Agreement.  None of the Group Companies owns or Controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity that is not a Group Company. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person.

3.4       Authorization.  Each of the Founder Parties, Haode Investment, the Angel Investor Parties and the Group Companies has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out and perform its obligations hereunder and thereunder.  All corporate action on the part of each of the Founder Parties, Haode Investment, the Angel Investor Parties and the Group Companies and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and each other Transaction Document to which it is a party, the performance of all obligations of each of the Group Companies hereunder and thereunder, and the authorization, allotment, issuance (or reservation for issuance) and delivery by the Company of the Series A Preferred Shares being issued hereunder and the Ordinary Shares issuable upon conversion of such Series A Preferred Shares being issued hereunder, has been taken or will be taken prior to or on the Closing.  Each Transaction Document to which each of the Founder Parties, Haode Investment, the Angel Investor Parties and the Group Companies is a party has been duly executed and delivered by each such party and constitutes valid and legally binding obligations thereof, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.  None of the issuance of: (a) the Subscription Shares or (b) the Conversion Shares is subject to any preemptive rights or rights of first refusal.

3.5       Valid Issuance of Series A Preferred Shares.

(i)            The Series A Preferred Shares that are being subscribed by or issued to the Investors hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, and fully paid, and will be free of any Liens and/or restrictions on transfer other than such restrictions on transfer as may be imposed by the Transaction Documents. The Ordinary Shares issuable upon conversion of the Series A Preferred Shares subscribed under this Agreement, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, and fully paid, and will be free of any Liens and/or restrictions on transfer other than such restrictions on transfer as may be imposed by the Transaction Documents.

(ii)           All presently outstanding shares of the Company are duly and validly issued, and fully paid, and have been issued in full compliance with Applicable Laws, including to the extent applicable, the Securities Act and all other antifraud and other provisions of applicable securities laws and regulations.

3.6       Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other third party on the part of any of the Company, any other Group Company, the Founder Parties, Haode Investment, or the Angel Investor Parties will be required in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby is required, which has not already been secured or effected or will be secured or effected prior to the Closing.

3.7       Offering.  The offer, sale and issuance of the Series A Preferred Shares and the Conversion Shares (when issued), as contemplated by this Agreement, is not required to comply with or is otherwise exempt from any registration and prospectus delivery and related requirements of the Securities Act and any applicable securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action that would result in the Company having to comply with such requirements or cause the loss of such exemptions.

3.8       Books and Records; Minutes.  All accounts, ledgers, material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other) of each Group Company, results of operations, and assets and properties of each Group Company (collectively, the “Books and Records”), each as demonstrated to the Investors and their representatives, are true, correct and complete in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they have been maintained in accordance with relevant legal requirements and industry standards, as applicable, including the maintenance of an adequate system of internal controls.  The minute books of the Company, as demonstrated to the Investors and its representatives, contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders and the board of directors of such Group Company and, to the extent that such minute books are deficient, all material information not contained in such minutes has been conveyed to the Investors in other written form.

3.9       Tax Matters.

(i)            Each Group Company (a) has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (“Tax Returns”) that are required to have been filed by it with any Governmental Authority, except where the failure to timely file Tax Returns would not have a Material Adverse Effect, (b) has timely paid all Taxes owed by it which are due and payable, except where the failure to pay Tax would not have a Material Adverse Effect, and (c) has correctly deducted or withheld all Tax which it has been obliged under Applicable Laws to deduct or withhold, and has properly accounted to the relevant Governmental Authority for all amounts of Tax so deducted or withheld, except where the failure to correctly deduct, withhold or properly account would not have a Material Adverse Effect. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, any income, alternative or add-on minimum tax, gross income, gross receipts, sales use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, Cayman Islands, British Virgin Islands, PRC, Hong Kong or other local or foreign Governmental Authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”).

(ii)           Each Tax Return referred to in paragraph (i) above was properly prepared in compliance with applicable Law and was (and will be) true, correct and complete.

(iii)          Since the Statement Date, no Group Company has incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.  There is no pending dispute with, or notice from, any Tax authority relating to any of the Tax Returns filed by any Group Company or other Tax matters, and there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company.

(iv)          No Group Company has been the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes.

(v)           No Group Company is or has ever been a PFIC or CFC. No Group Company anticipates that it will become a PFIC or CFC for the current taxable year or any future taxable year.

3.10     Litigation.  There is no litigation, arbitration, administrative investigation or other proceeding pending or threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or significantly affecting any Group Company, or any of its respective assets or properties, nor do any facts exist which would likely give rise to any such litigation, arbitration or proceeding, except where such litigation, arbitration or proceeding would not have a Material Adverse Effect on the Group Companies taken as a whole.  There has not been any investigation, enquiry or disciplinary proceeding by any Governmental Authorities concerning any Group Company and none is pending or threatened.

3.11     Compliance with Applicable Laws.

(i)            Each Group Company, is and at all times has been, in full compliance with all Applicable Laws in all material respects.

(ii)           To the knowledge of the Founder Parties and Group Companies, no event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any Group Company of, or a failure on the part of any Group Company to comply with any Applicable Law, except where the failure to be in compliance would not have a Material Adverse Effect or (b) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iii)          No Group Company has received any notice or other communication (whether oral or written) from any Governmental Authority regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law, or (b) any actual, alleged, possible, or potential obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iv)          To the knowledge of the Founder Parties and Group Companies, no Group Company or any director, agent, employee or any other person acting for or on behalf of such Group Company, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any person (w) to obtain favorable treatment in securing business for such Group Company or any other member of the Group Company, (x) to pay for favorable treatment for business secured, (y) to obtain special concessions or for special concessions already obtained, for or in respect of such Group Company or any other Group Company, or (z) in violation of any Applicable Law, including the FCPA, or (b) established or maintained any fund or assets in which such Group Company has proprietary rights that have not been recorded in the Books and Records of the such Group Company.

3.12     Compliance with Instruments.  No Group Company is in, nor will the conduct of business of any of them as proposed to be conducted result in, any violation, breach or default of the Memorandum and Articles or any other constitutional documents (which include, as applicable, any articles of incorporation, by-laws, join venture contracts and the like), or of any provision of any judgment, decree, order, statue, rule or regulation applicable to or binding upon any of them.  The execution, delivery and performance of any Transaction Documents, and the consummation of the transactions contemplated herein and therein, will not result in any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either (a) a default under the Memorandum and Articles or similar charter documents of any Group Company or any such contract, agreement or instrument to which any Group Company, Founder Party or Haode Investment is a party or to which the assets of any Group Company are subject, (b) an event which results in the creation of any Lien, charge or encumbrance upon any asset of any Group Company, or (c) any violation of Applicable Laws.

3.13     Intellectual Property Rights.

(i)            The Group Companies exclusively own all right, title and interest in and to the IP Assets, free and clear of any Liens.  No Group Company or, to the knowledge of the Founder Parties and Group Companies, none of the Group’s employees, officers or directors has taken any actions or failed to take any actions that would cause any of IP Assets to be invalid, unenforceable or not subsisting.  No IP Asset is the subject of any security interest, Lien, license or other contract granting rights therein to any other Person.  No Group Company has (a) transferred or assigned, (b) granted a license to, or (c) provided to any Person any IP Asset to any Person. .

(ii)           (a)to the knowledge of the Founder Parties and Group Companies, (i) neither the IP Assets nor their use infringe upon or misappropriate the rights of any other Person and (ii) none of the IP Assets is infringed upon or misappropriated by any other Person; (b) none of the Founder Parties, Haode Investment or the Group Companies has received any claim, any cease and desist or equivalent letter, any invitation to enter into a license, or any other notice of any allegation that any IP Assets or their use infringes upon, misappropriates or otherwise violates the Intellectual Property of any third parties or requires any payment to another Person.

(iii)          Any registrations with and applications to Governmental Authorities in respect of any IP Assets required by Applicable Laws have been made, are valid and in full force and effect.

(iv)          The Founder Parties, Haode Investment and the Group Companies have taken all necessary steps to protect and preserve the secrecy, confidentiality and value of the IP Assets and any related trade secrets and know-how.

3.14     Compliance with the Employment Agreement.  Each of the Founders and Key Employees has entered into customary employment agreement, non-competition agreement, confidentiality agreement and assignment of inventions agreement with one of the Group Companies in the forms satisfactory to the Series A Investors.  The terms of such agreements are binding on and enforceable against the Founder and the Key Employees under Applicable Laws.  None of the Group Companies, the Founders and the Key Employees is or has been in violation of such agreement.  Each Group Company has not given any notice of termination to or received any notice of resignation from any Founder or any Key Employee.

3.15     Compliance with the FCPA Compliance Policy.

(i)            The Founder Parties, Haode Investment and the Group Companies have been and are in full compliance with the FCPA Compliance Policy in all respects.  No event has occurred and no circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Founder Parties, Haode Investment and the Group Companies of, or a failure on the part of the Founder Parties, Haode Investment and the Group Companies to comply with, the FCPA Compliance Policy.

(ii)           To the knowledge of the Founder Parties and Group Companies, all the officers, directors, employees, agents and representatives of the Company (collectively, the “Company Personnel”) have been and are in full compliance with the FCPA Compliance Policy in all respects.  To the knowledge of the Founder Parties and Group Companies, no event has occurred and no circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by any of the Company Personnel of, or a failure on the part of any of the Company Personnel to comply with, the FCPA Compliance Policy.

3.16     Financial Statements.  The Company has allowed each Investor to review the unaudited financial statements (including balance sheets, income statements and statements of cash flow) of the Company for the period from its inception ended as of April 30, 2018 (the “Statement Date”) (collectively, the “Financial Statements”). The Financial Statements (a) have been prepared on a consolidated basis in accordance with the books and records of the Group Companies, (b) fairly present the financial condition and position of the Group Companies] as of the dates indicated therein and the results of operations and cash flows of the Group Companies for the periods indicated therein, except in the case of unaudited financial statements for the omission of notes thereto, and (c) were prepared in accordance with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved.  The Group’s accounting records are accurate, up-to-date, in its possession and properly completed in accordance with the applicable Accounting Standards and Applicable Laws.

3.17     Liabilities.  No Group Company has any Liabilities of the type required to be disclosed on the Financial Statements except for (i) liabilities set forth in the Financial Statements that have not been satisfied since the Statement Date, and (ii) current liabilities incurred since the Statement Date in the ordinary course of the Group’s business consistent with its past practices and which do not exceed RMB 5,000,000 in the aggregate. None of the Group Companies is a guarantor or indemnitor or has provided security to secure any Liabilities of any other Person (other than a Group Company).

3.18     Title.

(i)            Except disclosed in Section 3.18 of the Disclosure Schedule, the Group Companies have good and valid title to, or a valid leasehold interest in, all of their assets, whether real, personal or mixed, purported to be owned by them, free and clear of any liens. The foregoing assets collectively represent in all material respects all assets, rights and properties necessary for the effective conduct of the business of the Group as currently conducted and as proposed to be conducted by the Group. Except for leased items, no Person other than a Group Company owns any interest in any such assets.  All leases of real or personal property to which a Group Company is a party are fully effective and afford the Group Company valid leasehold possession of the real or personal property that is the subject of the lease.

(ii)           All machinery, vehicles, equipment and other tangible personal property owned or leased by a Group Company are (i) in good condition and repair in all material respects (reasonable wear and tear excepted) and (ii) not obsolete or in need in any material respect of renewal or replacement, except for renewal or replacement in the ordinary course of business.

3.19     Labor Matters. There is no, and there has not been during the past one (1) years, any dispute relating to the violation or alleged violation of any Applicable Law by any Group Company pertaining to labour relations or employment matters that may have a Material Adverse Effect on any Group Company, including any charge or complaint filed by an employee with any Governmental Authority or any Group Company. Each Group Company is in compliance with the Applicable Laws relating to its provision of any form of social insurance and housing fund (the “Social Insurance”), and has fully and timely paid all Social Insurance contributions required under the Applicable Laws for all of employees, except where the failure to be in compliance would not have a Material Adverse Effect.

3.20     Changes Since the Statement Date. Since the Statement Date:

(i)            each Group Company’s business has been operated in the ordinary course as a going concern;

(ii)           there has been no Material Adverse Effect to any Group Company or the Group taken as a whole;

(iii)          no material change has occurred in the assets and liabilities shown in the Financial Statements except for those occurred in the ordinary course of business of the Group; and

(iv)          no Group Company has declared, paid or made a dividend or distribution except as provided in the Financial Statements.

3.21     Agreements.  To the knowledge of the Founder Parties and the Group Companies, no fact or circumstance exists which might invalidate or give rise to a ground for termination of any material agreement, arrangement or obligation to which any Group Company is a party.  No party with whom any Group Company has entered into any material agreement, arrangement or obligation has given notice of its intention to terminate such agreement, arrangement or obligation.  Neither a Group Company nor any party with whom any Group Company has entered into any agreement, arrangement or obligation is in material breach of such agreement, arrangement or obligation.  No Group Company is a party to, or is liable under, a long term, onerous or unusual agreement, arrangement or obligation including, without limitation an agreement, arrangement or obligation:

(i)            entered into other than in the ordinary course of its business; or

(ii)           restricting any Group Company’s freedom to operate the whole or part of its business or to use any of its assets.

3.22     Real Property. None of the Group Companies owns any real property.

3.23     Foreign Exchange. The Founder Parties, Haode Investment and the Angel Investor Parties and any PRC domestic resident who has any beneficial interest in the Company, Haode Investment or Angel Investor Parties or any offshore holding company which holds any beneficial interest in the Company has obtained all necessary approvals from and made all necessary filings and registrations with in connection with the establishment or control of the Company or the relevant holding company (as the case may be).  No other approvals are required to be obtained from and no other filings or registrations are required to be made with SAFE to enable any Group Company in the PRC to remit dividends or other forms of profits outside of the PRC to the Company in a freely convertible foreign currency.

3.24     Related Party Agreements.  There has not been any agreement or arrangement (legally enforceable or not) with an amount over RMB 5,000,000 between, on the one hand, any Group Company and, on the other hand, (a) any Founder Party, Haode Investment or Angel Investor Party, (b) any of its Affiliates, (c) any shareholder, director or manager of any Group Company, any Founder Party, Haode Investment, any Angel Investor Party or any of their Affiliates, or (d) any person connected with any of them (including immediate family members).

3.25     Bankruptcy, Insolvency and Winding Up.  No proceedings have commenced or are pending for the bankruptcy, insolvency, winding up, liquidation or reorganisation of any Group Company. No Group Company is bankrupt or insolvent.  Each Group Company is able to pay its debts as they fall due and has sufficient assets to repay all of its debts.

3.26     Full Disclosure.  The Founder Parties, Haode Investment and the Company have provided the Investors with all the information that the Investors have requested for deciding whether to consummate the transactions contemplated under this Agreement.  None of the Transaction Documents or any other statements or certificates or other materials made or delivered, or to be made or delivered, to the Investors in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.  No representation or warranty by the Founder Parties, Haode Investment or the Group Companies in this Agreement and no information or materials provided to the Investors in connection with their due diligence investigation of any Group Company or the negotiation and execution of the Transaction Documents, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances in which they are made, not misleading.

4.             Representations and Warranties of the Investors.

Each Investor, severally but not jointly, hereby represents and warrants to the Company that each of the following statements is true, complete and accurate with respect to itself only, as the date of this Agreement and as of the Closing:

4.1       Organization; Good Standing; Qualifications.  It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its establishment.  It has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business in each jurisdiction in which it operates business and where the failure to so qualify would have a Material Adverse Effect.

4.2       Authorization.  It has all requisite power and authority to execute and deliver each Transaction Document to which it is a party and to carry out and perform its obligations thereunder.  All actions on its part and its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, the performance of all its obligations thereunder, has been taken or will be taken prior to the Closing.  Each Transaction Document to which it is a party has been duly executed and delivered by it, and constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3       Legal Funds.  The Subscription Price paid by such Investor shall be funds legally available to it under Applicable Laws.

5.             Conditions of the Investors’ Obligation at the Closing.  The obligations of each Investor to complete the Closing are subject to the fulfillment of each of the following conditions, unless waived in writing by such Investor prior to the Closing:

5.1       Representations and Warranties.  The representations and warranties of the Group Company Parties, Haode Investment and the Founder Parties contained in Section 3 which are qualified as to materiality shall be true, correct and complete, and each such representation and warranty that is not so qualified shall be true, correct and complete in all material respects, in each case on the date hereof and on the Closing Date as if made on and as of the Closing Date (except for such representations and warranties expressly stated herein to be made as of a specific date, which shall be true, correct and complete or true, correct and complete in all material respects (as the case may be) as of such date).

5.2       Performance.  Each of the Parties other than the Investors shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

5.3       Qualifications.  Each of Parties hereto other than the Investors shall have obtained all authorizations, approvals, waivers or permits of any competent Governmental Authority or regulatory body that are required for the consummation of all of the transactions contemplated by the Transaction Documents, including, but not limited to, (i) all permits, authorizations, approvals, consents or permits of any Governmental Authority or regulatory body or any relevant third party, and (ii) the waiver by the existing shareholders of the Company of any anti-dilution rights, rights of first refusal, pre-emptive rights and all similar rights in connection with the issuance of the Subscription Shares at the Closing.

5.4       Due Diligence. Such Investor shall have completed its business, legal, financial due diligence investigation of the Group Companies to its satisfaction.

5.5       Legal Opinions. Such Investor shall have received from the Company opinions of PRC legal counsel of the Group Companies dated as of the Closing Date in the form attached as Exhibit E.

5.6       No Material Adverse Effect.  There shall not have occurred prior to the Closing any event or transaction reasonably likely to result in a Material Adverse Effect.

5.7       Investors’ Rights Agreement.  The Company, the Founder Parties, Haode Investment, and the Angel Investor Parties shall have duly executed and delivered to such Investor the Investors’ Rights Agreement in the form attached as Exhibit C.

5.8       Director Indemnification Agreement.  The Company shall have duly executed and delivered to Investor A the Director Indemnification Agreement in the form attached as Exhibit D.

6.             Conditions of the Company’s and Founder Parties’ Obligations at the Closing.  The obligations of the Company and Founder Parties with respect to any Investor under this Agreement at the Closing are subject to the fulfillment or the Company’s written waiver prior to the Closing of each of the flowing conditions:

6.1       Representations and Warranties.  The representations and warranties of such Investor contained in Section 4 shall be true, correct and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2       Performance.  Such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

6.3       Investors’ Rights Agreement.  Such Investor shall have duly executed and delivered to the Company, the Founder Parties, Haode Investment and the Angel Investor Parties the Investors’ Rights Agreement in the form attached as Exhibit C.

6.4       Waiver of Conditions.

(i)            At any time on or before the Closing Date, an Investor may waive a condition set out in Section 5, with respect to itself only, by notice to the Company and the Founder Parties on any terms such Investor decides.

(ii)           At any time on or before the Closing Date, the Company may waive a condition set out in Section 6 with respect to an Investor by notice to such Investor on any terms it decides.

7.             Covenants.

7.1       Responsibility for Satisfaction of Conditions.  The Group Company Parties, Haode Investment and the Founder Parties shall make all reasonable efforts to achieve satisfaction of each condition set out in Section 5 as soon as possible and in any event not later than the Closing Date.  From the date hereof, the Group Company Parties, Haode Investment and the Founder Parties shall timely inform the Investors of and discuss with the Investors the status of the Group Companies’, Haode Investment’s and the Founder Parties’ progress in fulfilling the closing conditions set forth in Section 5. If, at any time, any Group Company Party, Haode Investment, or Founder Party becomes aware of the satisfaction of any condition that it is responsible for the satisfaction or becomes aware of any fact or circumstance that might prevent any condition from being satisfied, it shall immediately inform the other Parties in writing.

7.2       Further Assurances.  Each of the Group Company Parties, Haode Investment, and the Founder Parties agrees to from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Investors may reasonably request for the purpose of effectively carrying out the transactions contemplated by the Transaction Documents.  This covenant shall survive the Closing.

7.3       Pre-Closing Undertakings.  Between the date of this Agreement and the Closing Date, each of the Group Company Parties, Haode Investment, and the Founder Parties jointly and severally undertakes to the Investors to procure that each Group Company shall operate its business in the ordinary course so as to maintain that business as a going concern, and not to take actions or engage in or commit to transactions that are extraordinary in nature or would reasonably be expected to negatively impact the interest of a potential investor at or after the Closing.

7.4       Use of Funds. The proceeds received by the Company under this Agreement shall be used for the Group’s ordinary course of business and the satisfaction of the related capital expenditure and cash flow requirements.

7.5       Post-Closing Undertaking of the Group Company Parties and the Founder Parties. Each of the Group Company Parties, Haode Investment and the Founder Parties jointly and severally undertakes to the Investors that, such Party shall complete or cause relevant Persons to complete the following matters, within the timelines stated in this Section 7.5:

(i)            as soon as practicable after the Closing and no later than six (6) months following the Closing, the Founders, Beijing WFOE and the VIE Entity shall, and each of the Group Company Parties, Haode Investment and the Founder Parties shall cause all of the relevant parties to, duly execute a full set of the Control Documents which shall be in the form and substance satisfactory to the Investors and binding on and enforceable against each of the parties thereto, and complete all actions necessary to give full effect to the Control Documents and transactions contemplated therein;

(ii)           as soon as practicable after the Closing and no later than three (3) months following the Closing, the domain name of “luckincoffee.com” shall be transferred to and registered under the name of the Beijing WFOE (or such other Group Company as agreed by Investors in advance) with no transfer costs incurred by any Group Company;

(iii)          as soon as practicable after the Closing and no later than nine (9) months following the Closing, the VIE Entity shall obtain the ICP License with scope and terms applicable to the current and prospective business operations of the VIE Entity and satisfactory to Investors.

(iv)          as soon as practicable after the Closing, each of the Group Companies (including branches thereof) shall obtain necessary permits and licenses necessary for the effective operation of its business, except that with respect to (i) the business license and (ii) the food operation permit of a Group Company, a Party shall not be deemed to have breached this covenant as long as such Group Company uses its good faith and makes its reasonable efforts to obtain such license and permit in due course; and

(v)           as soon as practicable after the Closing, the Group Companies shall use their best efforts to obtain the essential PRC trademarks that are necessary for the effective operation of its business.

7.6       Post-Closing Undertaking of the Investors. Each Investor hereby agrees that after the Closing, it shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments  as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by and in accordance with the Xizang Trust Cooperation Memorandum (as defined in the in the Disclosure Schedule), and the Investors shall not exercise their Pre-emption Rights(as defined in the Investors’ Rights Agreement), Anti-Dilution (as defined in the Investors’ Rights Agreement) rights or any other rights to restrict Xizang Trust (as defined in the in the Disclosure Schedule) or its Affiliates from making equity investment in the Company as contemplated by and in accordance with the terms of the Xizang Trust Cooperation Memorandum.

8.             Confidentiality.

8.1       Disclosure of Terms.  The terms and conditions of this Agreement, all exhibits and schedules attached hereto and the transactions contemplated hereby (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party to any third party without the prior written consent of all other Parties except in accordance with the provisions set forth below.

8.2       Permitted Disclosures.  Notwithstanding the foregoing, the Company and the Investors may disclose any of the Financing Terms to its Affiliates and its and their respective current directors, employees, accountants and attorneys, in each case only on an as-needed basis and where such Persons are under appropriate non-disclosure obligations.

8.3       Legally Compelled Disclosure.  In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or content of any of the Financing Terms in contravention of the provisions of this Section 8, such Party (the “Disclosing Party”) shall, unless prohibited by law, provide the other Parties with prompt written notice of that fact and shall consult with the other Parties regarding such disclosure.  The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

8.4       Other Exceptions.  Notwithstanding any other provision of this Section 8, the confidentiality obligations of the Parties shall not apply to: (a) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (b) information which is in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; (c) information which enters the public domain without breach of confidentiality by the restricted Party, or (d) in the case of the Investors, information required to be disclosed under securities laws or the rules of any stock exchange applicable to Investor.

8.5       Press Releases.

(i)            None of the Group Company Parties, Haode Investment, the Founder Parties and the Angel Investor Parties shall, and they shall procure that no Group Company shall, issue any press release or make any public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Investors.  None of the Group Company Parties, Haode Investment, the Founder Parties and the Angel Investor Parties shall, and they shall procure that none of the Group Companies shall, issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein, or use the name of an Investor or any of its Affiliates without obtaining in each instance the prior written consent of such Investor.

(ii)           No Investor shall issue any press release or make any public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company.  No Investor shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein, or use the name of the Group Company Parties, Haode Investment, the Founder Parties and the Angel Investor Parties, or any of its respective Affiliates without obtaining in each instance the prior written consent of the Company.

8.6       Effectiveness.

(i)            Subject to Section 8.6(ii), the provisions of this Section 8 shall survive the termination of this Agreement and shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

(ii)           Sections 8.1 to 8.3 shall be terminated with respect to a Party upon its execution of the Investors’ Rights Agreement and superseded by the confidentiality obligations set out therein in Section 18 of the Investors’ Rights Agreement.

9.             Indemnification.

9.1       General. Without prejudice to any other right or remedy available, the Founder Parties, Haode Investment and the Group Company Parties (each, an “Indemnifying Party”) shall jointly and severally indemnify on an after Tax basis and hold the Investors, their Affiliates and their respective representatives, together with their successors and permitted assigns (each, an “Indemnified Party”), harmless from and against any and all Indemnifiable Loss resulting from, arising out of or relating to: (i) any breach of any representation or warranty of any Indemnifying Party contained in any Transaction Document (without regard to the materiality qualifiers contained therein), (ii) the nonperformance, partial or total, of any covenant of any Indemnifying Party contained in any Transaction Document, (iii) any failure by the VIE Entity to obtain or maintain the ICP License and (iv) the failure to execute and effect the Control Documents pursuant to Section 7.5 or any breach or non-compliance with the Control Documents by any party thereto.

9.2       Notice of Claims.  If an Indemnified Party makes any claim or demand against an Indemnifying Party for indemnification, the claim or demand shall be in writing and shall state in general terms the facts upon which the Indemnified Party makes the claim or demand.  If such notice is not given, it will not release any Indemnifying Party, in whole or in part, from its obligations under this Section 9, except to the extent that such Indemnifying Party’s ability to defend against claim or demand is materially and actually prejudiced thereby.

9.3       Survival.  The Fundamental Representations of the Founder Parties, Haode Investment and the Group Companies contained in the Transaction Documents shall survive the Closing indefinitely or until the latest date permitted by Law.  The covenants and agreements of the Parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein, provided that for such covenants and agreements that survive for such shorter period, claims for breaches thereof shall survive indefinitely or until the latest date permitted by Law.  Notwithstanding the foregoing, if notice of any claim or demand for indemnification shall have been given, such claim or demand shall survive the time at which it would otherwise terminate.

10.          Miscellaneous.

10.1     Investor’s Knowledge not a Defense.  Nothing disclosed by the Group Company Parties, Haode Investment or the Founder Parties to the Investors other than in the Disclosure Schedule shall constitute disclosure for the purposes of this Agreement. No other knowledge of an Investor or its advisers relating to any Group Company (actual, constructive or imputed) prevents or limits a claim made by such Investor for breach of Section 3 (Representations and Warranties of the Group Company Parties, Haode Investment and the Founder Parties).  The Group Company Parties, Haode Investment and the Founder Parties shall not invoke the knowledge of an Investor or its advisers (actual, constructive or imputed) of a fact or circumstance which might make any statement in Section 3 untrue or inaccurate as a defense to a claim for breach of Section 3.

10.2     Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to Closing:

(i)            by mutual agreement;

(ii)           upon written notice from an Investor with respect to itself only, in the event of a material breach of any Transaction Document by any of the Founder Parties, Haode Investment or Group Company Parties if such breach has not been cured within fifteen (15) Business Days following notification thereof; or

(iii)          with respect to the agreements between an Investor and the Company, upon written notice from the Company with respect to such Investor only, in the event of a material breach of any Transaction Document by such Investor if such breach has not been cured within fifteen (15) Business Days following notification thereof.

If this Agreement is terminated pursuant to this Section 10.2, all further obligations of the Parties under this Agreement shall terminate, except for those obligations which are intended, expressly or implicitly, to survive the termination of this Agreement, provided, however, that no such termination of this Agreement shall relieve any Party of any liability for breaches of this Agreement occurring prior to the date of termination.

10.3     Assignments and Transfers; Third Party Beneficiaries.  This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party.  The rights of any Investor hereunder shall be assignable (i) to an Affiliate of such Investor, or (ii) to any other assignee or transferee to whom such Investor transfers Equity Securities, provided that such transferee agrees in writing to be bound by the terms of this Agreement.  This Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.  Except as otherwise expressly provided in this Agreement, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. For the avoidance of doubt, the terms of this Agreement are not intended to be enforceable by virtue of the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) by any person who is not a Party to this Agreement.

10.4     Governing Law.  This Agreement shall be governed by and construed under the laws of Hong Kong without regard to principles of conflicts of law thereunder.

10.5     Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6     Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not be considered in construing or interpreting this Agreement.

10.7     Notices.  Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, (c) if transmitted by email, on the date of transmission, or (d) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.  Any notice given pursuant to this Section 10.7 shall be addressed to the address, facsimile number or email address of the receiving Party as set forth on Schedule III of this Agreement or at such other addresses as such Party may designate by ten (10) days advance written notice to the other Parties hereto.

10.8     Amendments and Waivers.  Except as otherwise provided in Section 6.4, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument signed by the Company, the Investors and the Founder Parties.

10.9     Severability.  If one or more provisions of this Agreement are held to be unenforceable under any Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.10  Remedies Not Exclusive.  Each Party’s rights and remedies contained in this Agreement are cumulative and not exclusive of other rights or remedies provided by law.

10.11  Entire Agreement.  This Agreement, the other Transaction Documents and the documents referred to herein and therein, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

10.12  Tax and Expenses.

(i)            Subject to Section 10.12(ii) below, the Company shall pay all of its own costs, expenses, and Taxes incurred in connection with the transactions contemplated under this Agreement and the other Transaction Documents, and each Investor shall pay all of its own extra costs and expenses to the extent the total Expenses by all the Investors exceed RMB 400,000, and each Investor shall bear its own Taxes incurred in connection with the transactions contemplated under this Agreement and the other Transaction Documents, provided that the costs incurred by King & Wood Mallesons related to its legal due diligence work on the Group shall be shared equally among all the Investors who have received its legal due diligence report, and the costs incurred by PricewaterhouseCoopers related to its financial due diligence work on the Group shall be shared equally among all the Investors who have received its financial due diligence report.

(ii)               If the Closing occurs, the Company shall reimburse all legal, financial, professional and other third-party fees, costs and expenses incurred by the Investors in connection with the conduct of its industry, legal and financial due diligence and its negotiation, preparation, execution and completion of this Agreement and any other Transaction Documents hereunder and thereunder (the “Expenses”), in proportion to the Investors’ respective amounts of the Subscription Price, provided however that, the maximum reimbursement of the Expenses to all of the Investors shall not exceed RMB 400,000.

10.13  Dispute Resolution.  Any dispute, controversy or difference between the Parties arising out of, in connection with or relating to, this Agreement (a “Dispute”) shall be resolved through arbitration pursuant to this Section 10.13.  The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in effect at the time of the arbitration. There shall be three arbitrators.  Each of the following: (i) the claimant to the Dispute, or in the case of multiple claimants, all such claimants acting collectively (the “Claimant”) and (ii) the respondent to the Dispute, or in the case of more than one respondent, the respondents acting collectively (the “Respondent”) shall select one arbitrator.  The party commencing the arbitration shall nominate his arbitrator at the time of filing the demand for arbitration.  The Respondent shall nominate his arbitrator within thirty (30) days after receiving the demand for arbitration.  Such arbitrators shall be freely selected, and neither the Claimant nor the Respondent shall be limited in their selection to any prescribed list.  The HKIAC shall select the third arbitrator.  Each arbitrator shall be qualified to practice law in Hong Kong.  If either party does not appoint an arbitrator within the time set forth above or if there are more than one Claimant or one Respondent and the Claimant (or Respondent as the case may be) fails to agree on the selection of the same arbitrator between themselves as provided above, the relevant appointment or selection shall be made by the HKIAC.  The arbitration proceedings shall be conducted in English.  If the HKIAC Rules are in conflict with the provisions of this Section 10.13 including the provisions concerning the appointment of arbitrators, the provisions of this Section 10.13 shall prevail.  The arbitration tribunal shall decide any Dispute submitted by the Parties to the arbitration strictly in accordance with the substantive law of the Hong Kong and shall not apply any other substantive law.  In making their award, the arbitrators shall have the authority to award attorney’s fees and other costs and expenses of the arbitration as they deem just and appropriate under the circumstances. The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award.  A Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Lucky Cup Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Joy Capital II, L.P.

By:	Joy Capital II GP, L.P.
its general partner

By:	Joy Capital GP, Ltd.
its general partner

By:	/s/ Erhai Liu
Name:	Erhai Liu
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Joy Luck Management Limited

By:	/s/ Erhai Liu
Name:	Erhai Liu
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Galaxy Shine Limited

By:	/s/ Zehui Liu
Name:	Zehui Liu
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Luckin Coffee Inc.
/s/ Seal of Luckin Coffee Inc.

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Luckin Coffee Investment Inc.

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Luckin Coffee (China) Limited
/s/ Seal of Luckin Coffee (China) Limited

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Beijing Luckin Coffee Co., Ltd.
瑞幸咖啡（北京）有限公司

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title:	Director
Company Seal:
/s/ Seal of Beijing Luckin Coffee Co., Ltd.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

China Luckin Coffee Co., Ltd.
瑞幸咖啡（中国）有限公司

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title:	Director
Company Seal:
/s/ Seal of China Luckin Coffee Co., Ltd.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Tianjin Luckin Coffee Co., Ltd.
瑞幸咖啡（天津）有限公司

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title:	Legal Representative
Company Seal:
/s/ Seal of Tianjin Luckin Coffee Co., Ltd.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Pingtan Luckin Coffee E-Commerce Co., Ltd.
瑞幸咖啡电子商务（平潭）有限公司

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title:	Director
Company Seal:
/s/ Seal of Pingtan Luckin Coffee E-Commerce Co., Ltd.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Beijing Luckin Coffee Technology Co., Ltd.
北京瑞吉咖啡技术有限公司

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title:	Director
Company Seal:
/s/ Seal of Beijing Luckin Coffee Technology Co., Ltd.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Zhiya Qian

Signature:	/s/ Zhiya Qian
Zhiya Qian

Summer Fame Limited
/s/ Seal of Summer Fame Limited

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Min Chen

Signature:	/s/ Min Chen
Min Chen

May Bliss Limited
/s/ Seal of May Bliss Limited

By:	/s/ Min Chen
Name:	Min Chen
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Primus Investments Fund, L.P.

By:	/s/ Shaogeng Yang
Name:	Shaogeng Yang
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Mayer Investments Fund, L.P.

By:	/s/ Roger Hung Fat Wong
Name:	Roger Hung Fat Wong
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STAR GROVE GLOBAL LIMITED

By:	/s/ Yihui Zhang
Name:	Yihui Zhang
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Carob Investment Pte Ltd

By:	/s/ Goh Chin Kiong
Name:	Goh Chin Kiong
Title:	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Haode Investment Inc.

By:	/s/ GUO, Lichun
Name:	GUO, Lichun
Title:	Director

Signature Page